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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 1999

                                   FCNB Corp
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             (Exact name of registrant as specified in its charter)

               MARYLAND                                52-1479635
   (State or other jurisdiction of                 (I.R.S.  Employer
    incorporation or organization)                 Identification  No.)

 7200 FCNB Court,  Frederick, Maryland                     21703
(Address of principal executive offices)                 (Zip  Code)


        Registrants telephone number, including area code: (301)662-2191

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Item 5. Other Items.

On August 19, 1999, FCNB Corp (the Company) consummated its previously announced merger of First Frederick Financial Corp (First), the holding company for First Bank of Frederick, with and into FCNB, and the merger of First Bank of Frederick with and into FCNBs wholly owned subsidiary, FCNB Bank, all headquartered in Frederick, Maryland. FCNB and First executed a definitive agreement on March 12, 1999.

As a result of the Merger, each share of the $1.00 par value outstanding common stock of First was converted into 1.0434 shares of the Companys $1.00 par value common stock resulting in the issuance of approximately 1,543,473 shares of FCNB common stock, subject to adjustment to account for the elimination of fractional shares.

The consummation of the acquisition of First, which has approximately $110 million of total assets, gives FCNB approximately $1.45 billion in total assets, total deposits of approximately $972 million, and total shareholders equity of approximately $91 million.

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               FCNB CORP

                                               By: /s/ Patrick Linton, President
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Dated: August 25, 1999